Exhibit 4.6

ASSET REPRESENTATIONS REVIEW AGREEMENT

CNH EQUIPMENT TRUST 2024-C,

as Issuing Entity

and

NEW HOLLAND CREDIT COMPANY, LLC,

as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of September 1, 2024

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Section 7.05	WAIVER OF JURY TRIAL	18
Section 7.06	No Waiver; Remedies	18
Section 7.07	Severability	18
Section 7.08	Headings	18
Section 7.09	Counterparts	18
Section 7.10	Electronic Signatures	18

Schedule A – Review Materials
Schedule B – Representations, Warranties and Tests

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This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of the 1st day of September, 2024, by and among CNH EQUIPMENT TRUST 2024-C, a Delaware statutory trust (the “Issuing Entity”), NEW HOLLAND CREDIT COMPANY, LLC, a Delaware limited liability company (the “Servicer”) and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”).

WHEREAS, the Issuing Entity will engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of Receivables in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

USAGE AND DEFINITIONS

Section 1.01         Usage and Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

Section 1.02         Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.02(a).

“Confidential Information” has the meaning stated in Section 4.08(b).

“Eligible Representations” shall mean those representations identified within the “Tests” included in Schedule B.

“Indemnified Person” has the meaning stated in Section 4.05(a).

“Indenture” means the Indenture, dated as of September 1, 2024, between the Issuing Entity and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means Citibank, N.A., as indenture trustee under the Indenture, and any successor thereto.

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“Information Recipients” has the meaning stated in Section 4.08(a).

“Issuing Entity PII” has the meaning stated in Section 4.09(a).

“PII” has the meaning stated in Section 4.09(a).

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Schedule B for each Review Receivable as further described in Section 3.03.

“Review Fee” has the meaning stated in Section 4.02(b).

“Review Materials” means the documents, data, and other information required for each “Test” in Schedule A.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.7 of the Indenture.

“Review Receivables” means those Receivables identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice according to Section 3.01.

“Review Report” has the meaning stated in Section 3.04.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 1, 2024 among the Issuing Entity, the Seller and the Servicer.

“Test Complete” has the meaning stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

“Tests” mean the procedures listed in Schedule B as applied to the process described in Section 3.03.

“Unpaid Amounts” means, on such date, unpaid Review Fees that are to be treated as Unpaid Amounts pursuant to Section 4.02(b), plus unpaid travel expenses that are to be treated as Unpaid Amounts pursuant to Section 4.02(c), plus unpaid expenses that are to be treated as Unpaid Amounts pursuant to Section 4.02(d).

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ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01         Engagement; Acceptance.

The Issuing Entity hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuing Entity. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02         Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents.

ARTICLE III.

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01         Review Notices and Identification of Review Receivables.

On receipt of a Review Notice from the Indenture Trustee according to Section 7.7 of the Indenture, the Asset Representations Reviewer will start a Review. The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received. The Servicer will provide the list of Review Receivables to the Asset Representations Reviewer within ten (10) Business Days of receipt of the Review Notice.

Section 3.02         Review Materials.

(a)            Access to Review Materials. Within 60 days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Receivables in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove PII from the Review Materials without changing the meaning or usefulness of the Review Materials.

(b)            Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) days before completing the Review. The Servicer will have fifteen (15) days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the

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insufficiency. If the missing Review Materials or other documents have not been provided by the Servicer within fifteen (15) days, the related Review Report will report a Test Fail for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03         Performance of Reviews.

(a)            Test Procedures. For a Review, the Asset Representations Reviewer will perform, for each Review Receivable, the procedures listed under “Tests” in Schedule B for each Eligible Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Schedule A. For each Test and Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b)            Review Period. The Asset Representations Reviewer will complete the Review within 60 days of receiving access to the Review Materials. However, if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Review period will be extended for an additional 30 days.

(c)            Completion of Review for Certain Review Receivables. Following the delivery of the list of the Review Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or purchased from the Issuing Entity in accordance with the terms of the Basic Documents. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Receivable, and the Review of such Review Receivables will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Review Receivable and the related reason.

(d)            Previously Reviewed Receivables; Duplicative Tests. If any Review Receivable was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on such Review Receivable, but will include the previously reported Test results in the Review Report for the current Review. Subject to the following sentence, if the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Review Receivable, but will report the results of the Test for each applicable representation and warranty on the Review Report. If the Review Receivable is the subject of a representation or warranty as of a date after the completion of the prior Review, or the Asset Representations Reviewer has reason to believe that a prior Review was conducted in a manner that would not have ascertained compliance with a specific representation or warranty, a new Review will be conducted for such Review Receivable and shall be included in the Review Report.

(e)            Termination of Review. If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer or the Administrator will notify the Asset Representations Reviewer no less than ten (10) days before that Payment Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to

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deliver a Review Report. If the Notes are not paid in full on such next Payment Date, the Servicer will promptly notify the Asset Representations Reviewer, and on receipt of such notice, the Asset Representations Reviewer will recommence the Review immediately and will be obligated to deliver a Review Report.

(f)            Review Systems; Personnel. The Asset Representations Reviewer will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Reviews as required by this Agreement.

Section 3.04         Review Report.

Within five (5) days after the end of the applicable Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuing Entity and the Servicer a Review Report indicating for each Review Receivable whether there was a Test Pass, Test Fail or Test Complete for each related Test. For each Test Fail or Test Complete, the Review Report will indicate (i) the related reason, including (for example) whether the Review Receivable was a Test Fail as a result of missing or incomplete Review Materials, and (ii) as to which representation(s) the Test Fail or Test Complete is applicable. The Review Report will contain a summary of the Review results to be included in the Issuing Entity’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any PII. On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05         Review Representatives.

(a)            Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)            Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuing Entity, the Servicer and the Administrator during the performance of a Review.

(c)            Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one (1) year after the delivery of the Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

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Section 3.06         Dispute Resolution.

If a Review Receivable that was the subject of a Review becomes the subject of a dispute resolution proceeding under Section 3.3 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 3.3 of the Sale and Servicing Agreement. If not paid by a party to the dispute resolution, the expenses will be reimbursed according to Section 4.02(d) of this Agreement.

Section 3.07         Limitations on Review Obligations.

(a)            Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture, (ii) to determine which Receivables are subject to a Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials except as specifically described herein, (v) to take any action or cause any other party to take any action under any of the Basic Documents to enforce any remedies for breaches of representations or warranties about the Eligible Representations, (vi) to determine the reason for the delinquency of any Review Receivable, the creditworthiness of any Obligor, the overall quality of any Review Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Review Receivable, or (vii) to establish materiality or recourse for any failed Test as described in Section 3.03.

(b)            Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the “Tests” listed under Schedule B, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than a Review Report. However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Receivable that it determines in good faith to be material to the Review and may re-perform a Review with respect to a Review Receivable as contemplated by Section 3.03(d).

(c)            Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, for a period of two (2) years after the delivery of any Review Report.

(d)            Reliance on Review Materials. The Asset Representations Reviewer is entitled to rely on the Review Materials provided by the Servicer in connection with any Review. The Asset Representations Reviewer shall have no duty to verify or determine whether any document that it reviews is forged or fraudulent and the Asset Representations Reviewer shall not be liable for, any inaccurate, incomplete, forged or fraudulent Review Materials.

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ARTICLE IV.

ASSET REPRESENTATIONS REVIEWER

Section 4.01         Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the Closing Date:

(a)            Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of State of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)            Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its property that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)            No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have

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a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e)            Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.01, and will notify the Issuing Entity and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.01.

Section 4.02         Fees and Expenses.

(a)             Annual Fee.

(i)           The Asset Representations Reviewer shall receive as compensation for its services hereunder an annual fee of $5,000 (the “Annual Fee”) as has been separately agreed upon before the date hereof between the Servicer and the Asset Representations Reviewer.

(ii)          If there are any Unpaid Amounts due to the Asset Representations Reviewer as described in this Section 4.02 and such Unpaid Amounts are not paid to the Asset Representations Reviewer within ninety (90) days of when required under the Basic Documents, such Unpaid Amounts then due and payable shall be paid by the Servicer pursuant to a separate written agreement between the Servicer and the Asset Representations Reviewer.

(b)            Review Fee. Following the completion of a Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of a Review according to Section 3.03(e), and the delivery to the Indenture Trustee and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200.00 for each Review Receivable for which the Review was started (the “Review Fee”). However, no Review Fee will be charged for any Review Receivable which was included in a prior Review, unless an additional Review is required under Section 3.03(d), or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.03(e) or due to missing or insufficient Review Materials under Section 3.02(b). If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuing Entity pursuant to Section 5.6(b) of the Sale and Servicing Agreement from any amounts available thereunder pursuant to Sections 5.6(b)(i) and (xi) by or on the next Payment Date; however, if all or a portion of such Review Fee that is then due and payable is not paid within ninety (90) days of such Payment Date, then such unpaid Review Fees will be treated as Unpaid Amounts and paid as required under Section 4.02(a)(ii) hereunder. However, if a Review is terminated according to Section 3.03(e), the Asset Representations Reviewer must submit its invoice to the Indenture Trustee and the Servicer for the Review Fee for the terminated Review no later than ten (10) Business Days before the final Payment Date to be reimbursed on such final Payment Date, and notwithstanding the preceding, the Issuing Entity will pay such amounts pursuant to Section 9.1(b)(iii) of the Sale and Servicing Agreement from any amounts available thereunder by or on the final Payment Date, but if for any reason the Issuing Entity does not pay such amounts in full, then any remaining such amounts that are still unpaid will be treated as Unpaid Amounts and paid as required under Section 4.02(a)(ii) hereunder.

(c)            Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, if a detailed invoice is submitted on or before the first day of a

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month, the Issuing Entity will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review pursuant to Section 5.6(b) of the Sale and Servicing Agreement from any amounts available thereunder pursuant to Sections 5.6(b)(i) and (xi) by or on the next Payment Date, however if all or a portion of such travel expenses that are then due and payable are not paid within 90 days of such Payment Date, then such unpaid travel expenses will be treated as Unpaid Amounts and paid as required under Section 4.02(a)(ii) hereunder.

(d)            Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, if a detailed invoice is submitted on or before the first day of a month, the Issuing Entity will reimburse the Asset Representations Reviewer for such expenses pursuant to Section 5.6(b) of the Sale and Servicing Agreement from any amounts available thereunder pursuant to Sections 5.6(b)(i) and (xi) by or on the next Payment Date, however if all or a portion of such expenses that are then due and payable are not paid within ninety (90) days of such Payment Date, then such unpaid expenses will be treated as Unpaid Amounts and paid as required under Section 4.02(a)(ii) hereunder.

Section 4.03         Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.04         Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Administrator, the Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement and (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.04 will survive the termination of this Agreement, the termination of the Issuing Entity and the resignation or removal of the Asset Representations Reviewer.

Section 4.05         Indemnification of Asset Representations Reviewer.

(a)            Indemnification. The Issuing Entity will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage

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or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. If all or a portion of indemnities due to the Asset Representations Reviewer is not paid to the Asset Representations Reviewer within 90 days of when required under the Basic Documents, or if the annual maximum allotted to the Asset Representations Reviewer is exceeded in any calendar year, then the unpaid portion of such indemnities then due and payable shall be paid by CNHICA.

(b)            Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.05(a), notify the Issuing Entity and the Administrator of the Proceeding. The Issuing Entity and/or the Administrator may participate in and assume the defense and settlement of a Proceeding at its expense. If the Issuing Entity or the Administrator notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuing Entity, the Servicer or the Administrator assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuing Entity and the Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuing Entity or the Administrator, as applicable, and an Indemnified Person. If there is a conflict, the Issuing Entity, the Servicer or the Administrator will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Issuing Entity and the Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

(c)            Survival of Obligations. The Issuing Entity’s and the Administrator’s obligations under this Section 4.05 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)            Repayment.  If the Issuing Entity or the Administrator makes any payment under this Section 4.05 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Issuing Entity or the Administrator, as applicable.

Section 4.06         Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuing Entity, the Servicer or the Administrator, during the Asset Representations Reviewer's normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer's obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuing Entity's, the Servicer's or the Administrator's representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer's officers and employees. Each of the Issuing Entity, the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuing Entity, the Servicer or the Administrator reasonably determines that it is required

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to make the disclosure under this Agreement or the other Basic Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.07         Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuing Entity and the Servicer.

Section 4.08         Confidential Information.

(a)            Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.08, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuing Entity and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or Affiliates, including legal counsel (collectively, the "Information Recipients") other than for the purposes of performing Reviews of Review Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by CNH Industrial N.V. or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)            Definition. "Confidential Information" means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)   lists of Review Receivables and any related Review Materials;

(ii)  origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)  notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuing Entity or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuing Entity or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients' files and records or other evidence in the Information Recipients'

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possession or (D) the Issuing Entity or the Servicer provides permission to the applicable Information Recipients to release.

(c)            Protection. The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.09.

(d)            Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuing Entity and the Servicer with notice of the requirement and will cooperate, at the Servicer's expense, in the Issuing Entity's and the Servicer's pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuing Entity or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)            Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.08 by its Information Recipients.

(f)            Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuing Entity and the Servicer and the Issuing Entity and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuing Entity or the Servicer to enforce this Section 4.08, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney's fees, incurred for the enforcement.

Section 4.09         Personally Identifiable Information.

(a)            Definitions. "Personally Identifiable Information" or "PII" means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. "Issuing Entity PII" means PII furnished by the Issuing Entity, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)            Use of Issuing Entity PII. The Issuing Entity does not grant the Asset Representations Reviewer any rights to Issuing Entity PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuing Entity PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuing Entity and will only reproduce Issuing Entity PII to the extent necessary for these purposes. The Asset Representations

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Reviewer must comply with all laws applicable to PII, Issuing Entity PII and the Asset Representations Reviewer's business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuing Entity PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuing Entity PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuing Entity PII, (iii) protect against unauthorized access to or use of Issuing Entity PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)            Additional Limitations. In addition to the use and protection requirements described in Section 4.09(b), the Asset Representations Reviewer's disclosure of Issuing Entity PII is also subject to the following requirements:

(i)            The Asset Representations Reviewer will not disclose Issuing Entity PII to its personnel or allow its personnel access to Issuing Entity PII except (A) for the Asset Representations Reviewer personnel who require Issuing Entity PII to perform a Review, (B) with the prior consent of the Issuing Entity or (C) as required by applicable law. When permitted, the disclosure of or access to Issuing Entity PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuing Entity PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuing Entity PII on the proper use and protection of Issuing Entity PII.

(ii)            The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuing Entity PII with or to any third party without the prior consent of the Issuing Entity.

(d)            Notice of Breach. The Asset Representations Reviewer will notify the Issuing Entity promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuing Entity PII and, where applicable, immediately take action to prevent any further breach.

(e)            Return or Disposal of Issuing Entity PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuing Entity, all Issuing Entity PII in any medium in the Asset Representations Reviewer's possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuing Entity, returned to the Issuing Entity without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuing Entity. Where the Asset Representations Reviewer retains Issuing Entity PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer's further use or disclosure of Issuing Entity PII to that required by applicable law.

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(f)            Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuing Entity regarding the Asset Representations Reviewer's compliance with this Section 4.09. The Asset Representations Reviewer and the Issuing Entity agree to modify this Section 4.09 as necessary for either party to comply with applicable law.

(g)            Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuing Entity and its authorized representatives to audit the Asset Representations Reviewer's compliance with this Section 4.09 during the Asset Representations Reviewer's normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuing Entity agrees to make reasonable efforts to schedule any audit described in this Section 4.09 with the inspections described in Section 4.06. The Asset Representations Reviewer will also permit the Issuing Entity during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer's obligations under this Agreement.

(h)            Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuing Entity's Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.09, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 4.09 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V.

REMOVAL, RESIGNATION

Section 5.01         Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.02         Resignation and Removal of Asset Representations Reviewer.

(a)            No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law. In such event, the Asset Representations Reviewer will deliver a notice of its resignation to the Issuing Entity and the Servicer, together with an Opinion of Counsel supporting its determination.

(b)            Removal. If any of the following events occur, the Issuing Entity, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

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(i)      the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.01;

(ii)      the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)      an Insolvency Event of the Asset Representations Reviewer occurs.

(c)            Notice of Resignation or Removal. The Issuing Entity will notify the Servicer, the Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)            Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.03(b).

Section 5.03         Successor Asset Representations Reviewer.

(a)            Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Issuing Entity will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.01.

(b)            Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuing Entity and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuing Entity on substantially the same terms as this Agreement.

(c)            Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuing Entity and the Servicer and take all actions reasonably requested to assist the Issuing Entity in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuing Entity and the Servicer or the successor Asset Representations Reviewer.

Section 5.04         Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuing Entity, the Servicer and the Administrator an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

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ARTICLE VI.

OTHER AGREEMENTS

Section 6.01         Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuing Entity for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuing Entity, the Asset Representations Reviewer will have no authority to act for or represent the Issuing Entity and will not be considered an agent of the Issuing Entity. Nothing in this Agreement will make the Asset Representations Reviewer and the Issuing Entity members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.02         No Petition.

Each of the parties agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of all securities issued by the Depositor, the Issuing Entity or by a trust for which the Depositor was a depositor, it will not start or pursue against, or join any other Person in starting or pursuing against the Depositor or the Issuing Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.02 will survive the termination of this Agreement.

Section 6.03         Limitation of Liability of Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company ("WTC"), not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 6.04         Termination of Agreement.

This Agreement will terminate, except for the obligations under Section 4.04, on the earlier of (a) the payment in full of all Outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuing Entity is terminated under the Trust Agreement.

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ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01         Amendments.

(a)            The parties may amend this Agreement:

(i)            to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other Person;

(ii)           to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if (A) the Administrator delivers an Officer’s Certificate to the Issuing Entity, the Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders or (B) the Rating Agency Condition is satisfied; or

(iii)          to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered, or the Rating Agency Condition has not been satisfied, under Section 7.01(a)(ii), with the consent of Noteholders holding Notes evidencing not less than a majority of the Note Balance.

Section 7.02         Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)            Assignment. Except as stated in Section 5.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuing Entity and the Servicer.

(b)            Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.03         Notices.

(a)            Notices to Parties. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)            for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail;

(ii)           for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)          for an email, when receipt is confirmed by telephone or reply email from the recipient; and

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(iv)          for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has occurred.

(b)            Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be addressed as stated in the Sale and Servicing Agreement or the Administration Agreement, as applicable, or to another address as a party may give by notice to the other parties.

Section 7.04         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.05         WAIVER OF JURY TRIAL. Each party irrevocably waives, to the fullest extent permitted by law, THE right to trial by jury in legal proceeding relating to this agreement.

Section 7.06         No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.07         Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.08         Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.09         Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

Section 7.10         Electronic Signatures. Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

[Remainder of Page Left Blank]

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IN WITNESS WHEREOF, the Issuing Entity, the Servicer, the Administrator and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CNH EQUIPMENT TRUST 2024-C, as Issuing Entity

By:	Wilmington Trust Company, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

NEW HOLLAND CREDIT COMPANY, LLC, as Servicer and Administrator

By:
	Name:	Daniel Willems Van Dijk
	Title:	Assistant Treasurer

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Review Materials

Contract

Receivable File

List of Approved Contract Forms

CNH Computer System Information

UCC Legal Opinion

Fee Matrix

Schedule A

Schedule B

Representations and Warranties and Tests

Representation

(i)           Characteristics of Receivables.  Each Receivable is a Retail Installment Contract and:  (A) (1) (i) was originated in the United States of America by a Dealer in connection with the retail sale of Financed Equipment in the ordinary course of such Dealer’s business, and (ii) was purchased by CNHICA from a Dealer and validly assigned by such Dealer to CNHICA in accordance with its terms, except that some of the Receivables were purchased by NH Credit from Dealers (after being originated as provided above), securitized in a previous CNH Equipment Trust and purchased by CNHICA through the exercise of a clean-up call relating to that previous securitization or (2) was originated in the United States of America by CNHICA in connection with the financing or refinancing, as applicable, of Financed Equipment in the ordinary course of CNHICA’s business, and in the case of the foregoing clauses (1) and (2), was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority security interest in the Financed Equipment in favor of CNHICA except to the extent that such security interest has been assigned by CNHICA to CNHCR, by CNHCR to the Issuing Entity and by the Issuing Entity to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

Documents

Contract

Receivable File

List of Approved Contract Forms

Procedures to be Performed

A)	Origination of Each Receivable

i)	Confirm the Seller/Dealer/Lender (“Seller”) address on the Contract is located within the United States

ii)	Confirm that the Buyer, Co-buyer (if applicable) and Seller (if applicable) have signed the Contract[1]

iii)	Confirm that CNH, or an acceptable variation of the name, is listed as the assignee within the Assignment section of the Contract[2]

1 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

2 CNH Capital America LLC is a former name and is acceptable for all purposes herein.

Schedule B-1

B)	(i) Contract Form: Observe the Contract and confirm the form number on the Contract are on the List of Approved Contract Forms.

ii) State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

C)	Address: Observe the address of the Customer on the Contract and confirm it is in the United States.

D)	Confirm CNHICA name on contract as originator.[3]

E)	Observe the Obligor names(s) on the Contract, taking into account any Amendments, and confirm it/they match(es) the name(s) on the UCC.

F)	Fixed and Fully Amortizing Payments

i)	Confirm that the Contract requires a fixed payment amount that is due at identified intervals

ii)	Confirm that the number and amount of payments fully amortize the Amount Financed by maturity and pay finance charges at the Annual Percentage Rate

iii)	For any Contract with the heading Note and Security Agreement, skip procedure F) ii) and instead confirm that the total of all payments is accurate based on the Amount Financed and the stated interest rate(s).

G)	Confirm there is evidence in the Receivables File of (A) a UCC filed within 20 days of the date of the Contract or (B) a UCC and a search to reflect evidencing such UCC and no prior competing lien; in each case identifying the correct Financed Equipment as collateral, the correct Obligor as debtor and filed in the State matching: (x) if the Obligor is an individual, the Obligor’s address on the face of the contract, or (y) if the Obligor is a corporate entity, the jurisdiction of formation of the Obligor.

H)	If F & G and A & B or C, D & E are confirmed, then Test Pass.

Representation

(iii)                       Compliance with Law.  Each Receivable and the sale of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement with all requirements of applicable federal, State and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Wisconsin Consumer Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws, in each case, to the extent applicable.

3 CNH Capital America LLC is a former name and is acceptable for all purposes herein.

Schedule B-2

Documents

Contract

List of Approved Contract Forms

Fee Matrix

Procedures to be Performed

i)        Contract Form:    Observe the form number on the Contract and confirm that the number appearing on the Contract matches a number appearing on the List of Approved Contract Forms.

ii)       State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

iii)      Buyer Signature: Confirm the presence of a handwritten signature for buyer/debtor (“Buyer”).

iv)      Completion of Contract Form:    Observe the sections of the Contract called Statement of Transaction, the Buyer and Seller, and Equipment, confirming that all printed sections are legible and that there are no blank spaces.

v)       Completion of Contract Form:    Observe the section of the Contract called Statement of Transaction, confirm each line has a dollar amount, a percentage or provides “N/A”.

vi)      Amount Financed: Confirm that the total of all payments is accurate based on the Amount Financed and the stated Interest Rates.

vii)     Fees: Observe the fees listed in the Contract and confirm any fees assessed do not conflict with the maximum fees allowed in the Fee Matrix.

vii)     Assignment: Observe the Contract, confirm the signature of the Seller (if applicable) on the Contract. If all of above are confirmed, it will pass the test.4

Representation

(iv)                       Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

4 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

Schedule B-3

Documents

Contract

List of Approved Contract Forms

Procedures to be Performed

i)	Review the Contract form number and confirm it is on the List of Approved Contract Forms

ii)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

iii)	Confirm the Buyer and Co-buyer (if applicable) signed the Contract

iv)	If (i), (ii) and (iii) are confirmed, then Test Pass

Representation

(v)                         No Government Obligor.  None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

Documents

Contract

Receivable File

Procedures to be Performed

i)	Review the Buyer section on the Contract and in any amendments and confirm a person’s or business’ name is reported

ii)	If the Buyer section on the Contract does not report a person’s or business’ name, confirm the buyer is not the USA or a State and then confirm internet search results to not indicate the buyer to be a government agency, department or instrumentality

iii)	If (i) or (ii) are confirmed, then Test Pass

Schedule B-4

Representation

(vi)                        Security Interest in Financed Equipment.  Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of CNHICA as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of CNHICA as secured party.

Documents

Contract

Receivable File

Procedures to be Performed

Confirm there is evidence in the Receivables File of (A) a UCC filed within 20 days of the date of the Contract or (B) a UCC and a search to reflect evidencing such UCC and no prior competing lien; in each case identifying the correct Financed Equipment as collateral, the correct Obligor as debtor and filed in the State matching: (x) if the Obligor is an individual, the Obligor’s address on the face of the contract, or (y) if the Obligor is a corporate entity, the jurisdiction of formation of the Obligor.

Representation

(vii)                       Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Receivable in whole or in part (other than with respect to equipment released from a Lien in accordance with the Servicing Procedures

Documents

Receivable File

CNH Computer System Information

Contract

Schedule B-5

Procedures to be Performed

i)	Review the Receivable File and CNH’s computer system information and confirm there is no evidence the Receivable was subordinated or rescinded as of the Closing Date

ii)	Review the Receivable File and/or CNH’s computer system information and confirm the Receivable was an active account as of the Closing date

Representation

(viii)                     No Amendment or Waiver.  No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

Documents

Receivable File

CNH Computer System Information

Contract

Procedures to be Performed

i)	Review the Receivable File and CNH’s computer system information and confirm there was no indication the terms of the Receivable had been waived, altered or modified between the date of origination and the Closing Date, except by instruments or documents identified in the Receivable File

ii)	Confirm that all amendments, waivers, alterations, or modifications to a Contract are reviewed in connection with each of the other representations set forth herein when such related test requires reviewing the Contract or the Receivables File.

Representation

(ix)                        No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

Schedule B-6

Documents

CNH Computer System Information

Receivable File

Procedures to be Performed

i)	Review the Receivable File and CNH computer system and confirm there was no indication as of the Closing Date that the Receivable was subject to rescission, setoff, counterclaim or defense

Representation

(x)                        No Liens.  To the best of CNHICA’s knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable, except those pursuant to the Basic Documents.

Documents

CNH Computer System Information

Receivable File

Procedures to be Performed

Confirm there is evidence in the Receivables File of (A) a UCC filed within 20 days of the date of the Contract or (B) a UCC and a search to reflect evidencing such UCC and no prior competing lien; in each case identifying the correct Financed Equipment as collateral, the correct Obligor as debtor and filed in the State matching: (x) if the Obligor is an individual, the Obligor’s address on the face of the contract, or (y) if the Obligor is a corporate entity, the jurisdiction of formation of the Obligor.

Schedule B-7

Representation

(xi)                        No Default; Delinquency Limitations.  No Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Cutoff Date and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and no continuing condition (other than a payment default continuing for a period of not more than 90 days) that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and CNHICA has not waived any of the foregoing.

Documents

Receivable File

CNH Computer System Information

Procedures to be Performed

i)	Review the Receivable File and CNH’s computer system and confirm there was no indication as of the Closing Date that the Receivable (i) was non performing or (ii) more than 90 days past due, or (iii) was in default, breach, violation or event permitting acceleration under the terms of such Receivable.

Representation

(xii)                       Title.  Immediately prior to the transfers and assignments contemplated herein, CNHICA had good title to each Receivable, free and clear of all Liens.

Documents

Contract

Receivable File

Schedule B-8

Procedures to be Performed

i)	Confirm there is a Contract signed by the Seller (if applicable).[5]

ii)	Confirm CNHICA is listed as the assignee or originator

iii)	Confirm there is evidence in the Receivables File of (A) a UCC filed within 20 days of the date of the Contract or (B) a UCC and a search to reflect evidencing such UCC and no prior competing lien; in each case identifying the correct Financed Equipment as collateral, the correct Obligor as debtor and filed in the State matching: (x) if the Obligor is an individual, the Obligor’s address on the face of the contract, or (y) if the Obligor is a corporate entity, the jurisdiction of formation of the Obligor.

iv)	Observe the Contract and confirm the form number on the Contract are on the List of Approved Contract Forms.

v)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

Representation

(xv)                       One Original.  (i) In the case of each Receivable constituting “tangible chattel paper” (as defined in Section 9-102(a)(78) of the NY UCC), there is only one original executed copy of each Receivable and (ii) in the case of each Receivable constituting “electronic chattel paper” (as defined in Section 9-102(a)(31) of the NY UCC), the Servicer, as custodian, has “control” within the meaning of Section 9-105 of the UCC of each such Receivable.

Documents

Contract

Receivable File

5 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

Schedule B-9

Procedures to be Performed

i)	Observe the paper Contract and confirm that Obligor and Seller (if applicable)[6] have signed the Contract.

ii)	Review and confirm that electronic Contracts are marked either “original” or “authoritative copy”. Observe the Contract and confirm that all required parties have signed the Contract.

iii)	Review CNH’s computer system to observe the unique account number associated with the Receivable and any associated pool tag.

iv)	Observe paper Contract to confirm not marked “duplicate” and observe electronic contract and confirm not marked “non-authoritative copy”.

Representation

(xvi)                     Maturity of Receivables.  Each Receivable has a remaining term to maturity of not more than 84 months;

Documents

CNH Computer System Information

Contract

Procedures to be Performed

(i) Review the Contract and CNH’s Computer System Information and confirm the maturity date is no later than August 26, 2031.

Representation

(xvii)                    Scheduled Payments.  No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date.

Documents

Contract

6 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

Schedule B-10

Procedures to be Performed

i)	Observe final payment date on the face of contract to confirm such payment is due on or before August 26, 2031.

Representation

(xviii)                   Insurance.  The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with CNHICA’s normal requirements.

Documents

Contract

Procedures to be Performed

i)	Contract Form: Observe the Contract and confirm the form number on the Contract is on the List of Approved Contract Forms.

ii)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

Representation

(xxi)                     No Bankruptcies.  No Obligor on any Receivable as of the related Cutoff Date was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

Documents

Receivable File

CNH Computer System Information

Schedule B-11

Procedures to be Performed

i)	Review the Receivable File and CNH’s Computer System Information and confirm the Obligor is not noted as the subject of a bankruptcy proceeding as of the Cut-off Date

Representation

(xxii)                    No Repossessions.  None of the Financed Equipment securing any Receivable is in repossession status.

Documents

Receivable File

CNH Computer System Information

Procedures to be Performed

i)	Review the Receivable File and CNH’s Computer System Information and confirm the Financed Equipment was not marked or noted as repossessed as of the Closing Date

Representation

(xxiii)                  Chattel Paper.  Each Receivable constitutes “chattel paper”, “tangible chattel paper” or “electronic chattel paper”, as applicable, within the meaning of Article 9 of the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

Documents

Contract

UCC Legal Opinion

Schedule B-12

Procedures to be Performed

i)	Contract Form: Observe the Contract and confirm the form number on the Contract is on the List of Approved Contract Forms.

ii)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

iii)	Contract Signed: Observe the paper Contract and confirm it is either “tangible chattel paper” that contains the handwritten signatures for the Seller (if applicable)[7] and Obligor or if it is “electronic chattel paper” that is marked “original” or “authoritative copy”.

iv)	Confirm UCC legal opinion delivered and dated as of the Closing Date and the opinion should opine that the Receivables are “Chattel Paper”.

Representation

(xxiv)                   U.S. Obligors.  None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

Documents

Contract

Procedures to be Performed

i)	Confirm the Buyer’s address on the Contract is located within the United States of America

ii)	Contract Form: Observe the Contract and confirm the form number on the Contract is on the List of Approved Contract Forms.

iii)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

7 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

Schedule B-13

Representation

(xxvi)                   Perfection Representations.  CNHICA has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment securing the Receivables. Immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement, CNHICA owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person.

Procedures to be Performed

i)       Confirm there is a contract signed by the Seller (if applicable).8

ii)      Confirm there is evidence in the Receivables File of (A) a UCC filed within 20 days of the date of the Contract or (B) a UCC and a search to reflect evidencing such UCC and no prior competing lien; in each case identifying the correct Financed Equipment as collateral, the correct Obligor as debtor and filed in the State matching: (x) if the Obligor is an individual, the Obligor’s address on the face of the contract, or (y) if the Obligor is a corporate entity, the jurisdiction of formation of the Obligor.

Representation

(xxvii)                No Consumer Receivables.  None of the Receivables is a consumer receivable.

Documents

Contract

Procedures to be Performed

i)	Contract Form: Observe the Contract and confirm the form number on the Contract is on the List of Approved Contract Forms.

ii)	State Specific Contract Form: Observe the State of the Seller on the Contract, if the Seller lists an address in Alaska, Arkansas, Delaware, North Carolina, Virginia, Maryland, Montana, Connecticut, Vermont, Louisiana or Mississippi, confirm the form number on the Contract is on the List of Approved Contract Forms, for the corresponding State.

8 For any Contract with the heading “Note and Security Agreement” a Seller signature is not required for all purposes herein.

Schedule B-14